Exhibit 16.2




1 June 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Commissioners:

We have read the statements made by Oxford Technologies Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A report dated 11 November 2002. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/  PricewaterhouseCoopers LLP
--------------------------------
  PricewaterhouseCoopers LLP